RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              CONSECO FINANCE CORP.

         The undersigned, for the purposes of amending and restating in its entirety the Certificate of Incorporation of Conseco Finance Corp., a corporation existing under the General Corporation Law of the State of Delaware, does execute this Amended and Restated Certificate of Incorporation and does hereby certify as follows:

         1. The name of the corporation is Conseco Finance Corp. and the name under which the corporation was originally incorporated is Green Tree Financial Corporation.

         The date of filing of its original Certificate of Incorporation with the Secretary of State was March 24, 1995.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by restating the Certificate of Incorporation in its entirety.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         FIRST. The name of the corporation is Conseco Finance Corp.

         SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH.

              A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 2,000 divided into 1,000 shares of Common Stock, par value of $.01 per share (herein called "Common Stock"), and 1,000 shares of Preferred Stock, par value $0.001 per share (herein called "Preferred Stock").

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              B. The Board of Directors of the corporation (the "Board of
Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

              C. Except as may otherwise be provided in this Restated Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

              D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

              E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

         SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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         EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         NINTH. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the corporation, the corporation shall not, without the affirmative vote of not less than 75% of the members of the fully constituted Board of Directors of the corporation (and in any event including the affirmative vote of all Independent Directors, as defined herein) do any of the following:

              (i) dissolve or liquidate; or

              (ii) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action

              Notwithstanding anything to the contrary contained herein or in the corporation's by-laws, the Board of Directors shall at all times include at least one individual who is an Independent Director. An "Independent Director" shall be an individual who is not at such time,
         (i) a director, officer, employee or affiliate of Conseco, Inc. or any affiliate thereof or any of its subsidiaries or affiliates other than a director of the Corporation, or (ii) the beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of more than 1,000 shares in the aggregate of all classes of common stock of Conseco, Inc., or if greater, such number of shares the value of which constitutes more than 10% of such individual's net worth, or (iii) receiving at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director more than ten percent of such individual's net income from consideration for providing services for Conseco, Inc. or any affiliate thereof other than fees received in connection with serving as an Independent Director, or (iv) a member of the immediate family of any person described in (i), (ii) or (iii) above.

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         TENTH. Until such time as the Agreement dated September 22, 2000 among
Conseco Finance Corp., Conseco, Inc., CIHC, Incorporated and Lehman Brothers Holdings Inc. shall be terminated in accordance with the terms thereof, the corporation shall not amend, alter, change or repeal Article Ninth or this Article Tenth without the vote of at least 75% of the members of the fully constituted Board of Directors (and in any event including the affirmative vote of all Independent Directors). Subject to the foregoing limitation, the corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation."

         4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Restated Certificate of Incorporation shall be effective on September 22, 2000.

         IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the corporation as of this 22nd day of September, 2000.


                              CONSECO FINANCE CORP.


                              By:   /s/ Thomas J. Kilian, President
                                    -----------------------------------------
                                    Thomas J. Kilian, President





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